AMENDED AND RESTATED SUB-ADVISORY AGREEMENT


AGREEMENT made as of the 30th day of June, 2009, by and between MORGAN STANLEY INVESTMENT ADVISORS INC., a Delaware corporation (hereinafter referred to as the ("Investment Adviser"), and MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of Singapore (hereinafter referred to the "Local Manager").

W I T N E S S E T H:

WHEREAS, each investment company, including any portfolio/series thereof, set forth on Schedule A (each, a "Fund" and, collectively, the "Funds"), as may be amended from time to time, is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

WHEREAS, the Investment Adviser and the Local Manager are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers
Act of 1940, as amended; and

WHEREAS, the Local Manager is the holder of a capital markets services licence for fund management under the Securities and Futures Act (Cap. 289) of Singapore or is exempt from licensing under the Securities and Futures Act (Cap. 289) of Singapore and is the holder of a financial adviser's licence under the Financial Advisers Act (Cap. 110) of Singapore or is exempt from licensing under the Financial Advisers Act (Cap. 110) of Singapore; and

WHEREAS, the Investment Adviser has entered into an investment advisory agreement (the "Advisory Agreement") with each Fund pursuant to which the Investment Adviser provides management and investment advisory services to the Fund; and

WHEREAS, the Investment Adviser entered into an investment sub-advisory agreement with the Local Manager with respect to each Fund, effective as of the effective date set forth in Schedule A (collectively, the "Current Sub-Advisory Agreements");
and

WHEREAS, as of June 30, 2009, the Current Sub-Advisory Agreements were amended and restated to combine the Current Sub-Advisory Agreements into a single Amended and Restated Sub-Advisory Agreement (this "Agreement") and to make other ministerial changes designed to facilitate the administration of this Agreement; and

WHEREAS, the Local Manager is willing to provide investment advisory services to the Investment Adviser in connection with each Fund's operations on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Local Manager and the Investment Adviser hereby agree as follows:

ARTICLE I

Duties of the Local Manager

The Investment Adviser hereby employs the Local Manager to act as investment adviser to the Investment Adviser and to furnish the investment advisory services described below, subject to the broad supervision of the Investment Adviser and the Board of Trustees/Directors of each respective Fund (the "Board"), for the period and on the terms and conditions set forth in this Agreement. The Local Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Local Manager and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Funds in any way or otherwise be deemed an agent of the Funds.

The Local Manager shall have the right to make unsolicited calls to the Investment Adviser and shall provide the Investment Adviser with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of each Fund; shall furnish continuously an investment program for each Fund and shall make recommendations from time to time as to which securities shall be purchased, sold or exchanged and what portion of the assets of each Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures, any other derivative instruments or cash; all of the foregoing subject always to the restrictions of the Declaration of Trust or Articles of Incorporation, as applicable, and By-Laws of each Fund, as they may be amended and/or restated from time to time, the provisions of the Investment Company Act and the statements relating to each Fund's investment objective(s), investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of each Fund under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information," respectively). The Local Manager shall make recommendations and effect transactions with respect to foreign currency matters, including foreign exchange contracts, foreign currency options, foreign currency futures and related options on foreign currency futures and forward foreign currency transactions. The Local
Manager shall also make recommendations or take action as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities of each Fund shall be exercised.

The Local Manager will not hold money on behalf of the Investment Adviser or the Funds, nor will the Local Manager be the registered holder of the registered investments of the Investment Adviser or the Funds or be the custodian of documents or other evidence of title.

ARTICLE II

Allocation of Charges and Expenses

The Local Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall, at its own expense, provide the office space, equipment and facilities which it is obligated to provide under
Article I hereof and shall pay all compensation of officers of each Fund and all Directors and Trustees, as applicable, of each Fund who are affiliated persons of the Local Manager.

ARTICLE III

Compensation of the Local Manager

For the services rendered, the facilities furnished and expenses assumed by the Local Manager, the Investment Adviser shall pay to the Local Manager a fee in an amount to be determined from time to time by the Investment Adviser and the Local Manager but in no event in excess of the amount that the Investment Adviser actually received for providing services to each Fund pursuant to the Advisory Agreement of such Fund. The fee currently paid by the Investment Adviser to the Local Manager in respect of each Fund is set forth on Schedule A, as may be amended from time to time.

ARTICLE IV

Limitation of Liability of the Local Manager

The Local Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of sub-advisory services rendered with respect to each Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the Local
Manager shall include any affiliates (as defined in Article V hereto) of the Local Manager performing services for the Investment Adviser contemplated hereby and directors, officers and employees of the Local Manager and such affiliates.

Each Fund shall be severally (and not jointly) liable for its own fees, costs, expenses and other liabilities attributable to such Fund, and no Fund shall be responsible for any liabilities in connection with any other Fund.

ARTICLE V

Activities of the Local Manager

The services of the Local Manager to each Fund are not to be deemed to be exclusive, the Local Manager and any person controlled by or under common control with the Local Manager
(for purposes of this Article V referred to as "affiliates") being free to render services to others. It is understood that the Board and any officers, employees and shareholders of a Fund are or may become interested in the Local Manager and its affiliates, as directors, officers, employees and shareholders or therwise and that directors, officers, employees and shareholders of the Local Manager and its affiliates are or may become similarly interested in a Fund, and that the Local Manager and directors, officers, employees, partners and shareholders of its affiliates may become interested in a Fund as shareholders or otherwise.

ARTICLE VI

Compliance with Applicable Laws and Regulations

The Local Manager shall obtain and at all times maintain and comply with the terms of all relevant authorisations, licences, consents, approvals and registrations and comply with all relevant laws and regulations, necessary for the purpose of performing any of its duties and obligations under this Agreement. The Local Manager shall inform the Investment Adviser as soon as possible if at any time the Local Manager becomes unable to comply with the terms of or maintain any such authorisations, licences, consents, approvals or registrations.

ARTICLE VII

Duration and Termination of this Agreement

This Agreement shall become effective with respect to each Fund for an initial period of up to two years from the effective date set forth opposite such Fund's name on Schedule A hereto, and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Fund's Board or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority of those Trustees/Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, by the Board of that Fund, Investment Adviser or by vote of a majority of the outstanding voting securities of such Fund, or by the Local Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate with respect to a Fund in the event of its assignment or in the event of the termination of the Advisory Agreement of such Fund. Any termination shall be without prejudice to the completion of transactions already initiated.

ARTICLE VIII

Amendments to this Agreement

This Agreement may be amended with respect to a Fund by the parties only if such amendment is specifically approved by (i) the Fund's Board or by the vote of a majority of outstanding voting securities of the Fund and (ii) a majority of those Trustees/Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

ARTICLE IX

Limited Liability

With respect to all Funds that are organized as Massachusetts business trusts, as designated on Schedule A, the Declaration of Trust, together with all amendments thereto establishing each such Fund (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of such Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of such Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of such Fund, but such Fund only shall be liable.

ARTICLE X

Definitions of Certain Terms

The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person" used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.

ARTICLE XI

Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

MORGAN STANLEY INVESTMENT ADVISORS INC.
By:	/s/ Randy Takian
Name:  Randy Takian
Title:  President

MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY
By:	/s/ James Cheng
Name:  James Cheng
Title:  Managing Director

SCHEDULE A

As of June 18, 2010

All of the Funds referenced below are organized as Massachusetts business trusts unless otherwise indicated.

			Effective Date of Agreement
			and any amendments entered
Name of Fund		into prior to June 30, 2009	Fee
---------------------	---------------------------	----------------------------------------
Morgan Stanley Global	Effective Date: 03/29/10 	The Fund may have portfolio
Infrastructure Fund					managers from one or more
							sub-advisers and from the Investment
							Adviser.  Effective March 29, 2010,
							the Investment Adviser will retain
							50% of the net advisory fees it
							receives from the Fund, after
							taking into account any fee waivers.
							The remaining 50% will be split
							between the Investment Adviser,
							the Local Manager and any other
							sub-adviser, and paid out on a
							monthly basis, based on the relative
							percentage of assets under management
							of the Fund managed by the Local
							Manager, each other sub-adviser and
							the Investment Adviser, as may be
							determined periodically.

Morgan Stanley 		Effective Date: 02/25/09	The Fund may have portfolio managers
International Value 					from one or more sub-advisers and
Equity Fund						from the Investment Adviser.
							Effective April 1, 2009, the
							Investment Adviser will retain 50%
							of the net advisory fees it receives
							from the Fund, after taking into
							account any fee waivers.
							The remaining 50% will be split
							between the Investment Adviser,
							the Local Manager and any other
							sub-adviser, and paid out on a
							monthly basis, based on the "total
							headcount" of the Fund's portfolio
							managers.  The "total headcount"
							is calculated by considering the
							number of  portfolio managers from
							the Local Manager and each other
							sub-adviser and the portfolio managers
							of the Investment Adviser relative
							to the total number of portfolio
							managers for the Fund.

Morgan Stanley
Select Dimensions
Investment Series:

Global 			Effective Date: 03/29/10	The Fund may have portfolio managers
Infrastructure 						from one or more sub-advisers and
Portfolio		  				from the Investment Adviser.
							Effective March 29, 2010, the
							Investment Adviser will retain 50%
							of the net advisory fees it receives
							from the Fund, after taking into
							account any fee waivers.  The remaining
							50% will be split between the Investment
							Adviser, the Local Manager and any
							other sub-adviser, and paid out on a
							monthly basis, based on the relative
							percentage of assets under management
							of the Fund managed by the Local Manager,
							each other sub-adviser and the Investment
							Adviser, as may be determined
							periodically.

Morgan Stanley
Variable Investment
Series:

Global 			Effective Date: 03/29/10	The Fund may have portfolio managers
Infrastructure 						from one or more sub-advisers and
Portfolio		 				from the Investment Adviser.
							Effective March 29, 2010, the
							Investment Adviser will retain 50% of
							the net advisory fees it receives from
							the Fund, after taking into account
							any fee waivers.  The remaining 50%
							will be split between the Investment
							Adviser, the Local Manager and any
							other sub-adviser, and paid out on a
							monthly basis, based on the relative
							percentage of assets under management
							of the Fund managed by the Local Manager,
							each other sub-adviser and the Investment
							Adviser, as may be determined
							periodically.
